UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2022

Plug Power Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34392	22-3672377
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

968 Albany Shaker Road, Latham, New York	12110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 782-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PLUG	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of Material Definitive Agreement.

On December 14, 2022, Plug Power Inc. and its subsidiaries, Emerging Power Inc., a Delaware corporation, Emergent Power Inc., a Delaware corporation, Plug Power Hydrogen Holdings, Inc., a Delaware corporation, Plug Power ELX Holdings, Inc., a Delaware corporation, United Hydrogen Group Inc., a Delaware corporation, and Giner ELX Sub, LLC, a Delaware limited liability company (the “Company”), repaid in full all outstanding obligations under the Loan and Security Agreement, dated as of March 29, 2019, as amended (the “Generate Loan Agreement”), with Generate PPL SPV I, LLC, as assignee of Generate Lending, LLC, a Delaware limited liability company (together, “Generate”). All of the Company’s obligations under the Generate Loan Agreement have been paid and discharged in full and all security interests and other liens granted by the Company to Generate to secure the Company’s obligations under the Generate Loan Agreement have been terminated and automatically released (other than with respect to customary provisions and agreements that are expressly specified to survive the termination). The Company did not incur any early termination penalties in connection with repayment of the indebtedness or termination.

The material terms of the Generate Loan Agreement are described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 3, 2019, and material amendments thereto are described in subsequent Current Reports filed by the Company with the SEC on September 9, 2019, December 2, 2019, May 14, 2020 and November 9, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plug Power Inc.

Date: December 19, 2022	By:	/s/ Paul Middleton
Name: Paul Middleton
Title: Chief Financial Officer